UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2015

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2015, Walter Investment Management Corp. (the “Company”) announced the retirement of Mark J. O’Brien, age 72, from his current position as Chief Executive Officer of the Company. Mr. O’Brien’s retirement as Chief Executive Officer will be effective on October 10, 2015. Mr. O’Brien has agreed to continue to serve as the Chairman of the Board of Directors (the “Board”) of the Company through December 31, 2015, unless extended by agreement by Mr. O’Brien and the Company. Following December 31, 2015, Mr. O’Brien is expected to continue to serve as a Board member. His current term expires at the 2018 annual meeting of the Company’s stockholders.

Also on October 5, 2015, the Company announced the promotion of Denmar J. Dixon, currently the Executive Vice President and Chief Investment Officer of the Company, to the positions of Chief Executive Officer and President of the Company. Mr. Dixon’s promotion will be effective on October 10, 2015. Mr. Dixon also is, and will remain, Vice Chairman of the Board. As disclosed in the Company’s most recent proxy statement, filed with the Securities and Exchange Commission on April 1, 2015 (and as supplemented with additional materials filed on April 1, 2015 and April 15, 2015), Mr. Dixon, age 53, has served as a director of the Company since April 2009 (and its predecessor since December 2008). He has also served as Vice Chairman of the Board and Executive Vice President of the Company since January 2010 and Chief Investment Officer of the Company since August 2013. Prior to becoming an executive officer of the Company, he also had served as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee and as Chairman of the Compensation and Human Resources Committee (Mr. Dixon resigned from each of these committee positions immediately prior to his appointment as the Vice Chairman of the Board and Executive Vice President of the Company). Prior to serving on the Board, Mr. Dixon was elected to the Board of Managers of JWH Holding Company, LLC, a wholly-owned subsidiary of Walter Industries, Inc., in anticipation of the spin-off of Walter Investment Management, LLC from Walter Industries, Inc. (now known as Walter Energy, Inc.). In 2008, Mr. Dixon founded Blue Flame Capital, LLC, a consulting, financial advisory and investment firm. Prior to forming Blue Flame Capital, LLC, Mr. Dixon spent 23 years with Banc of America Securities LLC (“Banc of America”) and its predecessors. At the time of his retirement from Banc of America, Mr. Dixon was a Managing Director in the Corporate and Investment Banking group and held the position of Global Head of the Basic Industries group. There is no family relationship between Mr. Dixon and any of the Company’s directors or executive officers. The Company expects to enter into revised compensation arrangements with Mr. Dixon in connection with his appointment as Chief Executive Officer and President, but no such revised arrangements have been made as of the date hereof.

On October 2, 2015, and in connection with Mr. O’Brien’s retirement, the Company and Mr. O’Brien entered into a retirement agreement (the “Retirement Agreement”). The effective date of the Retirement Agreement will be October 10, 2015 (the “Effective Date”), and the Retirement Agreement can be rescinded before such time by Mr. O’Brien. The Retirement Agreement provides that Mr. O’Brien will receive payments totaling $3.0 million, payable as follows: (a) the amount of $500,000 on the Effective Date; (b) the amount of $1,150,000 on January 8, 2016; and (c) if Mr. O’Brien continues to perform his duties as Chairman of the Board through December 31, 2015, Mr. O‘Brien (i) will continue to be paid his current base salary at $47,917 per month for eighteen months after the Effective Date and (ii) will be paid the amount of $487,500 on January 6, 2017, in each case, subject to the terms and conditions of the Retirement Agreement. The Retirement Agreement also provides that (i) Mr. O’Brien will be entitled to be paid the full amount of shares earned based on performance with respect to his currently outstanding awards of performance shares (as if, solely for this purpose, Mr. O’Brien remained an employee of the Company through the date on which the amount of the payout is determined), and (ii) Mr. O’Brien’s currently outstanding (a) restricted stock units will vest on the Effective Date and (b) unvested options will vest on the Effective Date, in each case, subject to the terms and conditions of the Retirement Agreement. Mr. O’Brien has also agreed to certain non-competition and non-solicitation provisions for a period of 36 months from the Effective Date. Additionally, the Retirement Agreement contains certain non-disparagement and confidentiality provisions.

A copy of the Retirement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this report by reference. The above summary description of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retirement Agreement.

Item 7.01. Regulation FD Disclosure.

On October 5, 2015, the Company issued a press release announcing Mr. O’Brien’s retirement as Chief Executive Officer, and the promotion of Mr. Dixon to the positions of Chief Executive Officer and President of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this report by reference.

In accordance with General Instruction B.2 of Form 8-K, the information being furnished under this Item 7.01 pursuant to this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Retirement Agreement, by and between Walter Investment Management Corp. and Mark J. O’Brien, entered into as of October 2, 2015

99.1	Press Release, dated October 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: October 5, 2015	By:	/s/ Jonathan F. Pedersen
Jonathan F. Pedersen, Chief Legal Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retirement Agreement, by and between Walter Investment Management Corp. and Mark J. O’Brien, entered into as of October 2, 2015

99.1	Press Release, dated October 5, 2015